Exhibit 99.3

Acceptance of Election to the Board of Directors of
BIO ESSENCE CORP.

The undersigned, having been nominated by the Board of Directors of Bio Essence Corp. (the “Company” for election to the same, and having been elected by a majority of the shareholders of the Company to the Board of Directors, hereby accepts my election and appointment as Director of the Company.

Dated: October 19th, 2026

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Geoff Fellows